UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.001 per share	NCLH	The New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

On June 10, 2019, Mr. Frank J. Del Rio, President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd. (the “Company”), established a prearranged trading plan in accordance with the Company’s guidelines and policies regarding the safe harbor provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Del Rio’s trading plan is part of a long-term asset diversification, tax and financial planning strategy.

Following consummation of the sales under the plan, Mr. Del Rio will continue to own shares in excess of the amount required under the share ownership guidelines for executives established by the Company. Any transactions made under the trading plan will be disclosed by Mr. Del Rio on Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 10, 2019	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President,
General Counsel and Assistant Secretary